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

                      First Commerce / Wells Fargo-Norwest

                                Profile Document

Wells Fargo

Headquarters:              San Francisco, CA
Total Assets:                       $218 billion
Team Members:              102,000
# Locations:               nearly 6000 in all 50 states and around the world
# ATMs:                    6100+
# Customers:               15 million+
Size:                      7th largest holding company in the United States
                           #1 in agricultural lending in US #1 in small business loans #1 in internet banking #3 most ATMs in the US

First Commerce Bancshares, Inc. / Norwest Nebraska
Combined Profile

Headquarters:              Omaha, NE
Total Assets:                       $4.85 billion
Deposit Base:              $3.5 billion

Team Members:              2,275
# Locations:               56
# ATMs:                    215
Size:                      13.1% deposit share in NE*
                           2nd largest based on deposit*

                          First Commerce Bancshares        Norwest Nebraska

Headquarters:       Lincoln, NE                        Omaha, NE
Founded:            1902                               1856
Total Assets:       $2.55 billion                      $2.3 billion
Deposit Base:       $1.7 billion*                      $1.8 billion*
Team Members:       1,375                              900
# Locations:        26 in NE, CO and KS                30 in NE
# ATMs:             115                                100
Size:               6.3% deposit share in NE*          6.7% deposit share in NE*
                4th largest based on deposit*      3rd largest based on deposit*

*Deposit base as of 6-3-98

Organization

The merger between Wells Fargo/Norwest and First Commerce Bancshares of Lincoln, combines Nebraska's *3rd and *4th largest financial institutions. Post merger, the combined entity will have a total of $4.85 billion in assets, making it the second largest banking organization in Nebraska with over 13% marketshare.

In November, 1998 Norwest Corporation, headquartered in Minneapolis, MN acquired Wells Fargo, headquartered in San Francisco, CA and assumed the Wells Fargo name. Norwest Nebraska operates as a separately chartered bank in Nebraska. First Commerce Bancshares' banks will be combined with Norwest Banks .

The President and CEO of Wells Fargo is Richard Kovacevich. Norwest Nebraska's Regional President is Judith Owen. Judith will remain Regional President once the merger with First Commerce is complete.

Brad Korell, Stuart Bartruff, Jo Kinsey and Mark Hansen, the First Commerce senior management team will all stay on board after the merger.

Careful Management of Acquisitions

Wells Fargo-Norwest follows avery careful and deliberate path when merging organizations. They have acquired 67 organizations and have refined the process of combining companies so that disruption to the customer is kept at a minimum. First Commerce Bancshares is in the top 10 in terms of size of company they have merged.

Impact On Employees

Norwest realizes that what makes First Commerce Bancshares worth purchasing are the people working there. Therefore, retaining excellent team members is very important to them. In the event of job duplication between the two organizations, Norwest has a program in place to minimize the overall impact on the employees who may be faced with a job elimination.

Wells Fargo-Norwest uses a "Retain and Retrain" concept to help team members actively search for alternative job opportunities across the company. The "Retain and Retrain" program takes into account team member skills, job and geographic preferences.

Commitment To Agriculture

Wells Fargo-Norwest shares First Commerce Bancshares commitment to the local farmer and rancher. In fact, Wells Fargo-Norwest is #1 in agricultural loans in the United States.

Decisions Made Locally

Wells Fargo-Norwest's banking philosophy respects the authority of the local manager to make decisions that affect their marketplace while allowing them to tap into the collective strength of products and services shared across the system. This allows the company to "out-local" the nationals and "out-national" the locals.

Most loan decisions will still be made locally and loan commitments up to $10 million will be approved at the Nebraska level.

Leading Technology

Wells Fargo-Norwest is truly a leader in technology in the financial services industry. They have the #1 internet banking product and offer state-of-the-art ATM technology. Over 1 Million customers use the Wells Fargo-Norwest internet banking service.

Investing In The Community

Wells Fargo-Norwest is recognized in Nebraska for its community involvement and leadership. It invests heavily both financially as well as with volunteer activities. Norwest Nebraska is able to contribute as it deems appropriate and over the last five years has contributed over $3.5 million to organizations/events in Nebraska.

Correspondent Banking

Wells Fargo-Norwest has a sizeable number of correspondent banking relationships and shares the same commitment and focus to this group as First Commerce Bancshares does.

When Will Customers See A Change

Until the merger is final, it is business as usual for both banks and their customers. The merger is anticipated to be complete in Q3 2000. Once the merger is complete, a very diligent and methodical conversion process will take place so as to minimize disruptions. Customers will be notified in advance if there are changes to the features of their accounts. Nothing will be changed until the organization feels confident that service levels will not be affected.

Benefits To The Customer

The merger with Wells Fargo-Norwest provides a level of convenience that is far superior to that which First Commerce Bancshares offers. Customers will have access to over 6,300 ATMs in 21 states, 100 of which are located throughout Nebraska. They will be able to access their account and conduct banking business in over 2000+ banks in 21 states. They will be able to utilize the industry's leading internet banking system www.wellsfargo.com. And, they will benefit from a superior set of products and services from the nation's most diversified financial services company.

                    10 Principles in Serving our Communities

1. Local decision making. In Nebraska, Norwest's business philosophy of community reinvestment is based on local decision-making. It is the key to serving our communities effectively. We believe the best decisions are local decisions made by local people.

2. We trust our people. This process starts with our team members who are closest to our customers; it does not start from a distant corporate headquarters. These decisions at the local level are made by people whom we trust -- people who know our communities better than anyone else. These are people who live and work in the communities and who have firsthand knowledge of what really matters in our communities.

3. Community involvement decisions are made locally. Those decisions, just like our business decisions about serving our customers and meeting their needs, are made in the marketplace, close to the customer. It is our belief that in Nebraska, our market managers are in the best position to understand their community and are to make decisions on local community involvement.

4. Each of our communities is different. The needs of Omaha are different than the needs of Hastings or Norfolk. In small towns or large cities, our local managers are actively involved in their communities and are leaders in helping communities succeed. They're there to listen to their communities and respond to the needs identified through our planning process.

5. The CRA Planning process is formalized. We created a CRA planning process that focuses on the needs of each local market. We use it to identify business opportunities, assess financial services needs, community development opportunities, the distribution of loans and deposits, and the strengths and weaknesses of the market. Then we incorporate that information into our business plans. It's a disciplined way to be involved in the community's social and economic development.

6. We're not just a bank. We're a diversified financial services company. Therefore, all of our businesses across our combined companies -- traditional banking, mortgage lending, insurance, investments, specialized lending -- serve the communities in which we do business. Customers of each banking store have access to our full array of products and services.

7. Our team members pitch in. In Nebraska, hundreds of team members volunteer their time to improve their communities - with projects such as Habitat for Humanity, local Paint-A-Thons, teaching school children and adults how to manage personal finances and teaching prospective home buyers how to prepare for home ownership.

8. Every business decision has a community impact. We consider community needs when we make business decisions -- because supporting our communities and promoting their long-term success is essential to our long-term success. For example, to minimize job losses in some banking communities, Norwest Corporation spent nearly $15 million recently to "retain and retrain" valued team members in our two-year consolidation of banking operations centers.

9. We value local partnerships. We work with hundreds of community organizations to revitalize our neighborhoods through programs that make housing affordable and stimulate business growth. We work with Nebraska cities and other local government agencies to identify needs and to create solutions, including public/private financing and other partnerships.

10. We're a leader in non-profit organization contributions. Over the last five years, Norwest has contributed nearly $3.5 million to non-profit organizations in Nebraska. This giving - driven by the consistent growth and profitability of our company - has allowed many non-profit organizations the means to make a positive difference in the communities in which Norwest operates. In addition to this investment, we also contribute creative thinking, partnerships and hundreds of volunteer hours from many of the 1,000+ team members in Nebraska.

Approved Quotes

Jim Stuart, Jr.
Chairman and CEO

First Commerce Bancshares, Inc

" We looked for a partner who appreciates quality people and quality service. As we worked through the process with Wells Fargo, we saw that they shared the same set of values that we have held true to over the years - take care of the customer and take care of the employee. We have world class people in this organization and Wells Fargo recognizes the impact they have made on our communities. The friendly smiles you see today will be there for our customers tomorrow, regardless of what name is on our buildings."

" I am proud of this organization and the people in it.

"We have always maintained a strong commitment to the communities we serve and that commitment will still be there after we change the name on our building. My family has strong roots in Nebraska and our interest in the welfare of this state will continue."

"The only way we would do this is if our customers wouldn't be affected. Wells Fargo/Norwest shares this sentiment and thus, customers should feel confident that the service that have come to expect and deserve from us will still be there. In fact, by combining, we will be able to provide our customers with a set of services that we weren't able to offer - the convenience of a national network of banking outlets and a industry leading online banking product as an example."

"We have learned and validated the fact that most decisions are truly made locally within the Wells Fargo system. Our executive team will still be in place to serve our customers and provide strategic direction for the markets they manage. And because of this, you can continue to count on us to look out for your concerns - as any neighbor would."

"Not only do we share common values and business philosophies, we are both focused on the types of organizations within Nebraska. Wells Fargo/Norwest is #1 provider of small business loans and ag loans in the nation. And, they, like us, have a focus on servicing correspondent banks."

                            Wells Fargo History FAQs

Since 1852, Wells Fargo moved along the mining trails, stagecoach routes, and railroad tracks crossing the American West. The express network grew, decade by decade, and in 1888, Wells Fargo & Co.'s lines reached "Ocean-to-Ocean." By 1918, Wells Fargo had over 10,000 agencies nationwide.

                       Quick answers about our 146 years.

When did Wells Fargo start, and why is that its name?

     In 1852, Henry Wells and William G. Fargo, eastern express businessmen, founded Wells, Fargo & Co. to do express and banking business for the Gold Rush West. The first offices opened in San Francisco and Sacramento on July 13, 1852.

Where did Wells Fargo have offices?

     Almost everywhere, with connections to any place else. At first, Wells Fargo linked the Gold Rush Pacific Coast with eastern and European cities. Wells Fargo agencies and express routes then spread across the Western plains and mountains - part of the nation's great transcontinental transportation achievement. In 1888, Wells Fargo established direct "Ocean-to-Ocean" service, with large networks in the Northeast and the Midwest. By the early twentieth Century, Wells Fargo had over 10,000 offices nationwide, plus an extensive network in Mexico, and overseas agencies from Shanghai to Berlin.

When did Wells Fargo open in various states?

     Arizona -    1860              Nevada -         1860
     California - 1852              New Mexico -     1881
     Colorado -   1866              North Dakota -   1886
     Idaho -      1861              Ohio -            1886
     Illinois -   1871              Oregon -          1852
     Indiana -    1888              South Dakota -    1909
     Iowa -       1883              Texas -           1881
     Minnesota -  1886              Utah -           1865
     Montana -    1866              Washington -     1857
     Nebraska -   1867              Wisconsin -      1909
                                    Wyoming -        1866
Note: Wells Fargo's messengers traveled across this territory and served many towns well before the Company opened offices in them.

When did Wells Fargo become a bank?

     1852 - from the beginning: signs on the first office in San Francisco proclaimed it an "Express and Banking House." The first ads in 1852 listed the banking services: buying and transporting gold; cashing checks; selling bank drafts payable in other states and overseas [known as exchanges]; accepting deposits and making loans. In the 19th Century, Wells Fargo maintained large banking offices in the major cities of the West, as well as in New York. Wells Fargo's Express network brought its banking services virtually anywhere.

What's the stagecoach story?

     Wells Fargo contracted with many transportation companies -steamships, railroads, and stagelines - to carry its express. After the Gold Rush, the new Westerners wanted rapid transcontinental transportation and communications. In 1858, Wells Fargo and other express companies formed the Overland Mail Company, known as the "Butterfield Line" after company president John Butterfield. Its stagecoaches linked California with the railroads at St. Louis via the Southwest. In 1866, Wells Fargo combined the large western overland stagelines into Wells Fargo's Great Overland Mail stageline. It stretched over the Sierra and the Rockies, across the Great Plains and up to Idaho and Montana.

What happened to the Express?

     In 1918, the federal government assumed operations of the nation's railroads and express as a wartime measure. Wells Fargo, American Express, Southern Express, and all other express companies' offices, equipment and employees were merged into one vast American Railway Express. The Wells Fargo name disappeared from express wagons and offices at 10,000 locations worldwide, ending an era in American transportation history. At the end of the First World War, there was mutual agreement to continue with a unified express company, and the Railway Express Agency continued until 1972. American Express built on its financial services for travelers. Wells Fargo continued its banking operations in San Francisco, where, "our ambition is not to be the largest bank," said bank president Isaias W. Hellman," but to be the soundest and the best."

What's Wells Fargo Armored Car Service?

     It is a separate company with permission to use the name and the pony rider logo.

     Wells Fargo Protective Services and Armored Car Services have a long-standing exclusive license from Wells Fargo & Company. Their money transport, alarm and guard services have carried the Wells Fargo name across the nation. They now operate as Loomis Fargo & Co. It is not part of Wells Fargo & Company or Wells Fargo Bank.

[GRAPHIC OMITTED][GRAPHIC OMITTED] At-A-Glance               Fourth Quarter 1999
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
WHO WE ARE

-------------------------------------------------------------------------------

Wells Fargo (NYSE: WFC) is a diversified financial services company - providing banking, insurance, investments, mortgage and consumer finance from almost 6,000 stores, the Internet (www.wellsfargo.com) and other distribution channels across North America and elsewhere internationally.

We're headquartered in San Francisco, but we're decentralized in such a way that every local Wells Fargo store is a headquarters for satisfying all our customer's financial needs and helping them succeed financially. Wells Fargo has $218 billion in assets, 15 million customers and 102,000 team members. We ranked seventh in assets and fourth in the market value of our stock at June 30, among our peers.

                  Our vision is to become the premier financial services company in North America. We want to satisfy all our customers' financial needs and help them become financially successful.

Forbes Global Business & Finance magazine recently ranked Wells Fargo as the #1 bank in the world* and Smart Money magazine named Wells Fargo its #1 stock pick in the banking segment of the financial services industry for 1999.

* Based on average annual return on capital and sales growth ('93 - '97), change in the company's stock price for 52 weeks ending 12/14/98, net profit per team member, and securities analysts' consensus estimated forecast of '99 earnings per share growth.

                                                           KEY FACTS (6/30/99)
-------------------------------------------------------------------------------

Assets...................................205 billion
Team Members.............................102,000
Customers................................15 million
Stores...................................nearly 6,000
ATMs.....................................over 6,100
Stockholders.............................88,648
Market Capitalization....................$70.5 billion
Common Shares Outstanding................1.65 billion
Return on Assets *** ....................2.23 %
Return on Equity *** ....................33.43 %

                                INDUSTRY RANKINGS

-------------------------------------------------------------------------------

Retail banking cross-sell           #1
Mortgage originations                             #1
Small business lending              #1
     (Source: Psi Services, Inc. - Boston)
Agricultural lending                                          #1
Online financial services                            #1
Supermarket banking                                           #1
Education finance                   #1
Commercial real estate lending      #1
Insurance agency sales              #1



                                                   -17-

*Information as of June 30, 1999. **Does not include stockholders holding shares in broker accounts. ***Cash basis, before charges for goodwill (premium over the fair value of net assets acquired) and non-qualifying core deposit intangible (acquired after regulatory capital rule changes in 1992).

-----------------------------------------------------------------------------
DIVERSITY OF BUSINESSES

-----------------------------------------------------------------------------


Our diversity of business lines makes us much more than a bank. We're a diversified financial services company. Our diversity helps us weather downturns that inevitably affect any one segment of our industry.

At-A-Glance/Page 2

-------------------------------------------------------------------------------
POWERFUL DISTRIBUTION

------------------------------------------------------------------------------

POWERFUL DISTRIBUTION #1 in Total Stores (5,925 stores) #3 Bank (2,932 stores) #1 Mortgage (795 stores) #1 Supermarket (1,093 stores) #1 Consumer Finance (1,311 stores) #1 Internet Bank Leading Phone Bank (20 million calls monthly) #3 ATM network (6,301 ATMs)

OUR BUSINESSES

COMMUNITY BANKING
o        2,932 banking stores in 21 states
o        9.1 million customers
o        USA's largest contiguous banking franchise

                        Number of Banking Stores by State


------------------------------------------------------------------------------
o        Arizona (316)                  o        Minnesota (163)               o        Oregon (121)
o        California (1,057)             o        Montana (41)                  o        South Dakota (52)
o        Colorado (114)                 o        Nebraska (30)                 o        Texas (446)
o        Idaho (17)                     o        Nevada (128)                  o        Utah (24)
o        Illinois (9)                   o        New Mexico (96)               o        Washington (133)
o        Indiana (43)                   o        North Dakota (26)             o        Wisconsin (61)
o        Iowa (45)                      o        Ohio (1)                      o        Wyoming (9)

Wells Fargo Card Services

-------------------------------------------------------------------------------
o        4.8 million credit card accounts
o        $5.0 billion in outstanding balances

NORWEST MORTGAGE
o 795 stores, presence in all 50 states o 2.4 million customers o Originations totaled $51 billion (2Q99) o Servicing totaled $266 billion (2Q99) o USA's leading mortgage lender o USA's leading lender to first-time homebuyers o USA's leading lender to home builders

o USA's leading lender to ethnic minority and low- to moderate-income homebuyers At-A-Glance/Page 3

                                         Number of Mortgage Stores by State*

----------------------------------------------------------------------------------------------------------------------
o        Alabama (6)            o        Illinois (24)       o        Montana (9)         o        Rhode Island (2)
o        Alaska (3)             o        Indiana (11)        o        Nebraska (8)        o        South Carolina (7)
o        Arizona (16)           o        Iowa (22)           o        Nevada (15)         o        South Dakota (10)
o        Arkansas (9)           o        Kansas (1)          o        New Hampshire (6)   o        Tennessee (9)
o        California (102)       o        Kentucky (6)        o        New Jersey (15)     o        Texas (39)
o        Colorado (52)          o        Louisiana (9)       o        New Mexico (15)     o        Utah (16)
o        Connecticut (3)        o        Maine (3)           o        New York (22)       o        Vermont (2)
o        Delaware (5)           o        Maryland (11)       o        North Carolina      o        Virginia (14)
                                      (25)

o        Washington, DC (NA)    o        Massachusetts (10)  o        North Dakota (10)   o        Washington (37)
o        Florida (30)           o        Michigan (19)       o        Ohio (26)           o        West Virginia (2)
o        Georgia (20)           o        Minnesota (60)      o        Oklahoma (6)        o        Wisconsin (16)
o        Hawaii (NA)            o        Mississippi (1)     o        Oregon (20)         o        Wyoming (7)
o        Idaho (6)              o        Missouri (9)        o        Pennsylvania (19)

* Does not include Mortgage locations inside banking stores.

NORWEST FINANCIAL
Consumer finance (closed-end and revolving loans and sales finance, real estate loans, data processing provider for the consumer finance industry) o 1,311 consumer finance stores in 47 states and elsewhere internationally

     Norwest Financial -- 862 stores in 47 states Trans Canada Credit -- 148 stores in all 10 provinces

     National Retail Credit Services (managed by Trans Canada Credit) -- Private-label credit card operation serving large retailers across Canada Island Finance -- 148 stores in Caribbean, Latin America

     Community Credit,  Fidelity  Financial  Services -- 214 stores in 32 states
(auto finance)

                                     Number of Norwest Financial Stores by State

----------------------------------------------------------------------------------------------------------------------
o        Alabama (33)           o        Indiana (17)        o        Montana (7)         o        Rhode Island (3)
o        Alaska (6)             o        Iowa (15)           o        Nebraska (10)       o        South Carolina
                                                                                               (26)

o        Arizona (17)           o        Kansas (9)          o        Nevada (15)         o        South Dakota (4)
o        California (86)        o        Kentucky (20)       o        New Jersey (8)      o        Tennessee (28)
o        Colorado (16)          o        Louisiana (30)      o        New Mexico (20)     o        Texas (52)
o        Connecticut (3)        o        Maine (2)           o        New York (14)       o        Utah (13)
o        Delaware (2)           o        Maryland (22)       o        North Carolina      o        Virginia (11)
                                      (33)

o        Florida (57)           o        Massachusetts (11)  o        North Dakota (6)    o        Washington (21)
o        Georgia (21)           o        Michigan (5)        o        Ohio (31)           o        West Virginia (6)
o        Hawaii (11)            o        Minnesota (14)      o        Oklahoma (16)       o        Wisconsin (14)
o        Idaho (10)             o        Mississippi (16)    o        Oregon (16)         o        Wyoming (4)
o        Illinois (26)          o        Missouri (27)       o        Pennsylvania (28)

*  Does not include Trans Canada Credit, National Retail Credit Services, Island
   Finance and Community Credit, Fidelity Financial Services stores.


INVESTMENTS GROUP

Institutional Trust

Employee benefit plan and master trust/custody assets under administration: $260 billion. Assets under management: $24 billion. 650,000 plan participants. One of USA's 20 largest 401 (k) providers.

Institutional Brokerage

69 registered representatives, 14,000 customers


At-A-Glance/Page 4

Private Client Services

Integrated financial solutions for high net worth and affluent individuals. Largest personal trust company in Western USA.

Online Financial Services

 ..............................................................................
USA's largest online banking provider - 980,000 online banking customers, 900,000 of which access us through the Internet. Online Financial Services aims to be our customer's "trusted gateway" - the single resource bringing together all the tools, financial products and related life event goods and services our customers will need to realize their financial goals and make their lives easier.

Mutual Funds

 ..............................................................................
Two fund families, Stagecoach Funds with 42 funds plus 6 annuity funds with over $29 billion in assets and Norwest Advantage Funds with 43 funds plus 4 annuity funds with over $25 billion in assets.

Wells Capital Management

 ...............................................................................
Investment management for large institutional clients including corporations, pension plans and foundations.

AUTO FINANCE
o        $10 billion in assets
o        7,000 car dealer customers coast to coast
o        #3 in USA in leasing
o        #4 in USA in all auto finance categories combined

EDUCATION FINANCE
o #1 in USA in originations; originates $2.3 billion per year in federal and private loans and services over $5.5 billion in loans

o Serves more than 775,000 customers in all 50 states, offering the most extensive product offering in the industry to undergraduate, graduate, business, law, and medical students

o        Receivables:  $6 billion

NORWEST INSURANCE
o        USA's largest bank-affiliated insurance agency
o        USA's second largest crop insurer

NORWEST EQUITY PARTNERS
Invests   in   mature,   growing   companies   including   management   buyouts,
recapitalizations and industry consolidations. Norwest Equity Partners VI capitalized at $300 million. Locations: Minneapolis, Los Angeles



NORWEST VENTURE PARTNERS
Provides equity capital for early stage emerging companies in information technology industries. Norwest Venture Partners VII capitalized at $250 million of commitments. Locations: Palo Alto, Calif. and Wellesley, Mass.

BUSINESS BANKING
Provides capital and financial services to businesses with sales less than $10 million. Primary products/services include cash management; lending; credit and debit card processing; investments and retirement plans; payroll and tax services and online banking.

At-A-Glance/Page 5

WHOLESALE BANKING

Capital Markets Group

 ..............................................................................
Debt and equity capital for customers across USA

Corporate Banking

 ..............................................................................
Serving large corporate customers with annual sales of $250+ million

Commercial Banking

 ...............................................................................
The Commercial Banking Group serves middle-market businesses with annual sales in excess of $5 million by offering a variety of products and services including traditional commercial lines and loans, cash management and electronic products.

The Foothill Group

 ..............................................................................
Asset based lending throughout the United States and asset management for institutional investors

Norwest Equipment Finance

 ...............................................................................
A leading provider of equipment loans/leases

Norwest Business Credit

 ..............................................................................
Asset based lending, factoring, debtor in possession financing

Real Estate Lending Group

 ..............................................................................
Serves large scale real estate customers

Shareowner Services

 .............................................................................
USA's 6th largest stock transfer agent

Treasury Management

 .............................................................................
USA's 2nd largest originator of automated clearinghouse transactions

International Banking

 ...............................................................................
Wells Fargo HSBC Trade bank - USA's only nationally chartered bank exclusively for international trade.

Foreign Exchange

 ...............................................................................
Assists middle market companies manage currency trading risk.

MAP OF STATE OF NEBRASKA SHOWING COMBINED NORWEST NEBRASKA / FIRST COMMERCE BANCSHARES, INC. BANKING LOCATIONS

                                  ###
This press release contains forward-looking statements about Wells Fargo and its proposed acquisition of First Commerce. These statements include descriptions of
(a) the anticipated closing date of the acquisition and (b) plans and objectives of Wells Fargo's management for future operations, products and services of First Commerce following the acquisition. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will, "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors--many of which are beyond Wells Fargo's control--could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Wells Fargo's reports filed with the SEC, including Wells Fargo's Form 10-Q for the quarter ended September 30, 1999, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with Wells Fargo's business and operations. Other factors described in Wells Fargo's September 30, 1999 Form 10-Q include changes in business and economic conditions, competition, fiscal and monetary policies, disintermediation, legislation, the combination of the former Norwest Corporation and the former Wells Fargo & Company, and other mergers and acquisitions.

There are other factors besides these that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements or otherwise affect in the future Wells Fargo's business, results of operations and financial condition.

The material from the press conference described above may be deemed to be solicitation material in respect of the proposed acquisition of First Commerce Bancshares, Inc. ("First Commerce") by Wells Fargo & Company ("Wells Fargo") through the merger of a wholly-owned subsidiary Wells Fargo with and into First Commerce, pursuant to a Agreement and Plan of Reorganization, dated as of
February  1,  2000,  by  and  between  First   Commerce  and  Wells  Fargo  (the
"Agreement"). This filing is being made in connection with Regulation of Takeovers and Security Holder Communications (Release No. 33-7760, 34-42055) promulgated by the Securities and Exchange Commission ("SEC").

First Commerce and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Agreement. These directors and executive officers include the following: Stuart L. Bartruff, David T. Calhoun, Mark Hansen, Brad Korell, Connie Lapaseotes, John G. Lowe, John C. Os-borne, Richard C. Schmoker, William
C. Schmoker, Kenneth W. Staab, James Stuart, Jr., James Stuart, III and Scott Stuart. Of these directors and executive officers, Richard C. Schmoker, William
C. Schmoker, James Stuart, Jr., James Stuart, III and Scott Stuart may be deemed beneficial owners of approximately (i) 1.6 million shares of First Commerce's Class A common stock (constituting approximately 60.7% of the outstanding Class A shares) and (ii) 5.9 million shares of First Commerce's Class B common stock (constituting approximately 54.8% of the outstanding Class B shares). None of the other persons listed above owns more than 1% of the outstanding shares of either First Commerce's Class A common stock or its Class B common stock. The ownership information is as of December 31, 1999. In addition, in connection with the Merger, each of Stuart L. Bartruff, Mark Hansen and Brad Korell has entered into an employment/non-compete agreement, and each of James Stuart Jr. and James Stuart III has entered into a non-compete agreement. The foregoing persons are also parties to retention agreements that provide for payments in connection with continued employment after certain business combinations, including the merger.

Shareholders of First Commerce and other investors are urged to read the proxy statement-prospectus which will be included in the registration statement on Form S-4 to be filed by Wells Fargo with the SEC in connection with the proposed merger because it will contain important information. After it is filed with the SEC, the proxy statement-prospectus will be available for free, both on the SEC's web site (www.sec.gov) and from First Commerce's and Wells Fargo's respective corporate secretaries, as follows:

First Commerce:                                      Wells Fargo:
Corporate Secretary                                  Corporate Secretary
First Commerce Bancshares Inc.                       Wells Fargo & Company
NBC Center                                           MAC N9305-173
1248 "O" Street                                      Sixth and Marquette
Lincoln, NE, 68508                                   Minneapolis, MN 55479
(402) 434-4110                                       (612) 667-8655